SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2013

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of Material Definitive Agreement.

On February 12, 2013, Silver Falcon Mining, Inc. (the “Registrant”) entered into a Financial Advisory Agreement (the “Agreement”) with Omni View Capital, LLC (“Omni”).  Under the Agreement, Omni agreed to assist the Registrant in: (i) capital and transaction structuring, including necessary recapitalizations of the Registrant by stock splits or otherwise; (ii) development of capital markets strategy; (iii) valuation analysis; (iv) company, market and industry research; (v) analysis of various exchange listing requirements and assistance in uplisting to a national securities exchange; (vi) assistance in selection of Board of Director candidates; (vii) assistance in client acquisition and business development and (viii) transaction negotiation and execution.  Omni also agreed to invest, or cause its affiliates to invest, an aggregate of at least $100,000 in the bridge convertible debt financing by March 1, 2013.  On May 30, 2013, the Registrant canceled the Agreement due to nonperformance by Omni.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: May 31, 2013	/s/Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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